Exhibit 4.43
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE AUTHORITY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AUTHORITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”),
(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO

THE AUTHORITY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE AUTHORITY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.
THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS
[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.]
[THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: GENERAL COUNSEL, MOHEGAN TRIBAL GAMING AUTHORITY, ONE MOHEGAN SUN BOULEVARD, UNCASVILLE, CONNECTICUT 06382, TELEPHONE NUMBER (860) 862-5997.]

[Face of Note]

11% Senior Subordinated Note due 2018
CUSIP [ ]
No.______    $__________
MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to
or registered assigns,
the principal sum of
Dollars on September 15, 2018
Interest Payment Dates: March 15 and September 15, beginning on September 15, 2012
Record Dates: March 1 and September 1
Dated:
MOHEGAN TRIBAL GAMING AUTHORITY

By:	Name: Title:

By:	Name: Title:
This is one of the Notes referred
to in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
    Authorized Signatory

[Back of Note]
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST. The Mohegan Tribal Gaming Authority (the “Authority”) promises to pay interest on the principal amount of this Note at 11% per annum from _______ until maturity (except as otherwise described below). The Authority will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”) to the holders of record on the preceding March 1 and September 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that, if there is no existing Default in the payment of interest with respect to the Notes, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ___________. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
[The interest payment on the Notes due on September 15, 2012 will be payable entirely in cash.] For any [subsequent] interest period through March 15, 2018, the Authority may, at its option, elect to pay interest on the Notes entirely in cash (“Cash Interest”) or by paying the interest in a combination of (i) Cash Interest and (ii) increasing the principal amount of the outstanding Notes or issuing Additional Notes (either option pursuant to this clause (ii), “PIK Interest”). If the Authority elects to pay interest on the Notes with PIK Interest in any period, Cash Interest on the Notes will accrue at a rate of 9% per annum and PIK interest will accrue for such period at a rate of 2% per annum. If the Authority elects to pay any PIK Interest, it will increase the principal amount of the Notes or issue Additional Notes in an amount equal to the amount of PIK Interest for the applicable interest payment period (rounded up to the nearest $1.00) to Holders on the relevant record date. The Authority must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee at least five business days prior to the beginning of each interest period. The Trustee will promptly deliver a corresponding notice to the Holders. In the absence of such an election, interest on the Notes will be payable in the form paid for the prior interest period. After March 15, 2018 the Authority will make all interest payments on the Notes entirely in cash. PIK Interest will be payable (x) with respect to Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) (or any successor depositary) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global notes, effective as of the applicable interest payment date, by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) and (y) with respect to Notes represented by certificated notes, by issuing Additional Notes in certificated form, dated as of the applicable interest payment date, in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) and the Trustee will, at the request of the Authority, authenticate and deliver such Additional Notes in certificated form for original issuance to the Holders on the relevant record date, as shown in the records of the Registrar. The payment of PIK Interest according to sections (x) and (y) of this paragraph shall be known as a “PIK Payment.”

Following an increase in the principal amount of the outstanding Notes represented by global notes as a result of a PIK Payment, such Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any Additional Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Additional Notes issued pursuant to a PIK Payment will mature on September 15, 2018 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and privileges as the Initial Notes. Any certificated Additional Notes will be issued with the description “PIK” on the face of each such Additional Note.
2.    METHOD OF PAYMENT. The Authority will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall hold at least $1.0 million in principal amount of Notes and have provided wire transfer instructions to the Authority and the Paying Agent. Such payment shall be made in accordance with those instructions.
3.    PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act as Paying Agent or Registrar.
4.    INDENTURE. The Authority issued the Notes under an Indenture dated as of March 6, 2012 (“Indenture”) among the Authority, The Mohegan Tribe of Indians of Connecticut (the “Tribe”), the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
At any time or from time to time, the Notes will be redeemable, at the option of the Authority, in whole or in part, at a redemption price equal to 100.0% of the principal amount, plus accrued and unpaid interest to the Redemption Date.
Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to obtain or maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such

Holder’s or beneficial owner’s Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (1) the principal amount thereof and (2) the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest to the earlier of the Redemption Date or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.
6.    MANDATORY REDEMPTION.
Except as set forth in paragraph 7 below, the Authority shall not be required to make mandatory redemption payments with respect to the Notes.
7.    REPURCHASE AT OPTION OF HOLDER.
(a)    If there is a Change of Control, the Authority shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”). Within 20 Business Days following any Change of Control, the Authority shall deliver a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)    If the Authority or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Authority will make an offer to repurchase the Notes, together with any senior subordinated Indebtedness ranking pari passu in right of payment with the Notes and containing similar provisions requiring the Authority to make an offer to purchase such pari passu senior subordinated Indebtedness with the proceeds from such Asset Sale, pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such pari passu senior subordinated Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the “Collateral Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the “Collateral Asset Sale Offer Price”). The offer price in any Collateral Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash, in accordance with the procedures set forth in this Indenture and such other pari passu senior subordinated Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Authority may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu senior subordinated Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu senior subordinated Indebtedness (to the extent that such other senior subordinated Indebtedness permits such selection) to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

8.    NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed, provided Additional Notes may be redeemed in whole regardless of the amounts thereof. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.
9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000, except that Additional Notes issued as a result of a PIK Payment may be issued in denominations of $1.00 and any integral multiple thereof, and any increase in the principal amount of Notes as a result of a PIK Payment may be made in integral multiples of $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Authority need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
10.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of the Holders of at least 66 2/3% in principal amount of the Notes, the Authority may not amend, alter or waive the provisions set forth in Section 4.15 of the Indenture in a manner that adversely affects the rights of the Holders. Without the consent of at least 75% of the principal amount of the Notes, the Authority may not amend, alter or waive the provisions of Article 11 of the Indenture. Without the consent of any Holder, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, conform the text of the Indenture or the Notes to any provision of the Description of New Senior Subordinated Notes contained in the Offering Memorandum to the extent that such provision in the Description of New Senior Subordinated Notes was intended to be a verbatim recitation of a provision in the Indenture or the Notes, which intent shall be evidenced by an Officer’s Certificate to that effect, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Authority’s or Guarantor’s obligations to Holders in the case of a merger, consolidation not prohibited by the terms of the Indenture or sale of all or substantially all of the Authority’s or such Guarantor’s assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, allow any Subsidiary to execute a supplemental indenture and a Guarantee or release any Guarantor from its obligations under its Guarantee or the Indenture.
12.    DEFAULTS AND REMEDIES. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Authority or any of its Restricted Subsidiaries to comply with Section 4.10 or 5.01 of the Indenture; (iv) failure by the Authority or any of its Restricted Subsidiaries for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any covenant, representation, warranty or other agreement in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Authority or any of its Restricted Subsidiaries which default (A) is caused by a Payment Default or (B) results in the acceleration of such Indebtedness prior to its express maturity; and in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $50.0 million or more; (vi) certain final judgments for the payment of money in excess of $50.0 million that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Authority or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; (viii) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort or Pocono Downs; (ix) cessation of gaming operations for a period of more than 90 consecutive days at the Resort or Pocono Downs (other than as a result of a casualty loss); (x) the Lease ceases to be in full force and effect in any material respect; and (xi) failure by the Tribe to comply with the provisions of Article 12 of the Indenture for 30 days after notice to the Authority and the Tribe by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding provided such 30-day period shall not apply to any failure by the Tribe to comply with clauses (h), (j), (m) and (o) of Section 12.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default with respect to the Notes and its consequences under the Indenture except a continuing Default or Event of Default(other than nonpayment of principal, interest or premium that has become due solely because of an acceleration that has been rescinded) in the payment of premium, if any, or interest on, or the principal of, the Notes, including in connection with an offer to purchase. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
13.    SUBORDINATION. Payment of principal of, premium on, if any, and interest, if any, on, the Notes is subordinated to the prior payment of Senior Indebtedness on the terms provided in the Indenture.
14.    TRUSTEE DEALINGS WITH AUTHORITY. Subject to Section 7.03 of the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.

15.    NO RECOURSE AGAINST OTHERS. A controlling person, director, officer, employee or holder of an Ownership Interest of the Authority, as such, shall not have any liability for any obligations of the Authority under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
16.    AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
17.    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
18.    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Authority will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Mohegan Tribal Gaming Authority
One Mohegan Sun Boulevard
Uncasville, CT 06382
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:
__________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Authority pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
Section 4.10     Section 4.15
If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________________

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
__________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian